Exhibit A
                                CSW Energy, Inc.
                                  Balance Sheet
                               September 30, 1999
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                 $32,954
   Accounts receivable                                        27,174
   Prepaid expenses                                            2,765
                                                             --------

           Total current assets                               62,893


Investments In and Advances to Energy Projects               112,958

Notes Receivable - Affiliate                                   2,728

Notes Receivable                                              64,909

Other Assets
  Construction in progress and project development costs     192,277
  Property, Plant, and Equipment, net                        183,062
  Other - net                                                 14,527
                                                             --------

           Total other assets                                389,866
                                                             --------

              Total assets                                   $633,354
                                                             ========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                          $18,932
   Accrued liabilities and other                              15,626
                                                             --------

           Total current liabilities                          34,558

Long Term Debt                                               348,918

Deferred Income Taxes                                         39,544

Other                                                         74,165
                                                             --------

           Total liabilities                                 497,185


Minority Interest                                             12,131

Shareholder's Equity
   Common stock                                                    1
   Additional paid-in-capital                                108,139
   Accumulated retained earnings                              15,898
                                                             --------

           Total shareholder's equity                        124,038
                                                             --------

              Total liabilities and shareholder's equity     $633,354
                                                             ========